SCHEDULE 14A
                    Proxy Statement Pursuant to Section 14(a)
            of the Securities Exchange Act of 1934 (Amendment No. __)


Filed by the Registrant:                     [ ]

Filed by a Party other than the Registrant:  [x]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[x]  Soliciting Material Pursuant to ss. 240.14a-12

                                BEA Systems, Inc.
                (Name of Registrant as Specified In Its Charter)

                                  Carl C. Icahn
                                Icahn Partners LP
                          Icahn Partners Master Fund LP
                        Icahn Partners Master Fund II LP
                        Icahn Partners Master Fund III LP
                         High River Limited Partnership
                                 Barberry Corp.
                             Hopper Investments LLC
                                Icahn Offshore LP
                                Icahn Onshore LP
                           Icahn Partners Holding L.P.
                                   IPH GP LLC
                American Real Estate Holdings Limited Partnership
                        American Property Investors, Inc.
                                  Beckton Corp.
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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       1) Title of each class of securities to which transaction applies:

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          pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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       4) Date Filed:


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     On September 14, 2007,  Carl C. Icahn,  Icahn  Partners LP, Icahn  Partners
Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP, High River Limited Partnership, Barberry Corp., Hopper Investments LLC, Beckton Corp., American Property Investors, Inc., American Real Estate Holdings Limited Partnership, IPH GP LLC, Icahn Partners Holding LP, Icahn Onshore LP and Icahn Offshore LP filed a Schedule 13D that included Item 4 stating the following:

     The Reporting Persons acquired their positions in the Shares because they believed that the Shares were undervalued. The Reporting Persons believe that a strategic acquirer could utilize greater resources and market presence than the Issuer to advantage the Issuer's innovative technology and thereby profit from higher revenue growth and the elimination of duplicative costs. The Reporting Persons believe consolidation in the technology industry is leading to increased competition that may place independent software vendors at a competitive disadvantage. In light of these beliefs, the Reporting Persons believe that a sale of the Issuer to a strategic acquirer will maximize the price of the Shares. The Reporting Persons intend to seek to meet with management of the Issuer to discuss the potential for such a transaction, as well as the Issuer's business and operations generally. The Reporting Persons also intend to discuss these matters with other large-holders of the Shares. The Reporting Persons also note that an annual meeting of the shareholders has not been held since July 2006 and may seek to have such a meeting held and may also seek to nominate individuals for election as directors of the Issuer.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN, KEITH MEISTER, VINCENT INTRIERI, DAVID SCHECTER, MAYU SRIS, ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN PARTNERS MASTER FUND II LP, ICAHN PARTNERS MASTER FUND III LP, HIGH RIVER LIMITED PARTNERSHIP, BARBERRY CORP., HOPPER INVESTMENTS LLC, BECKTON CORP., AMERICAN PROPERTY INVESTORS, INC., AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP, IPH GP LLC, ICAHN PARTNERS HOLDING LP, ICAHN ONSHORE LP, ICAHN OFFSHORE LP AND CERTAIN OF THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF BEA SYSTEMS, INC. FOR USE AT ITS ANNUAL MEETING WHEN AND IF THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION. WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE AVAILABLE TO STOCKHOLDERS OF BEA SYSTEMS, INC. FROM THE PARTICIPANTS AT NO CHARGE AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV.INFORMATION RELATING TO THE POTENTIAL PARTICIPANTS IN A POTENTIAL PROXY SOLICITATION IS CONTAINED IN EXHIBIT 1 HERETO.

                             POTENTIAL PARTICIPANTS

     The potential participants in the potential solicitation of proxies (the "Participants") from stockholders of BEA Systems, Inc. ("BEA" or the "Corporation") may include the following: Icahn Partners LP, a Delaware limited partnership ("Icahn Partners"), Icahn Partners Master Fund LP, a Cayman Islands limited partnership ("Icahn Master"), Icahn Partners Master Fund II LP, a Cayman Islands limited partnership ("Icahn Master II"), Icahn Partners Master Fund III LP, a Cayman Islands limited partnership ("Icahn Master III"), High River Limited Partnership, a Delaware limited partnership ("High River"), Barberry Corp., a Delaware corporation ("Barberry"), Hopper Investments LLC, a Delaware limited liability company ("Hopper"), Beckton Corp., a Delaware corporation ("Beckton"), American Property Investors, Inc., a Delaware corporation ("API"), American Real Estate Holdings Limited Partnership, a Delaware limited partnership ("AREH"), IPH GP LLC, a Delaware limited liability company ("IPH"), Icahn Partners Holding LP, a Delaware limited partnership ("Icahn Partners Holding"), Icahn Onshore LP, a Delaware limited partnership ("Icahn Onshore"), Icahn Offshore LP, a Delaware limited partnership ("Icahn Offshore"), Mr. Carl
C. Icahn, Mr. Vincent J. Intrieri, Mr. Keith A. Meister, Mr. David Schechter and Mr. Mayu Sris.

     The address of Icahn Partners, High River, Barberry, Hopper, API, AREH, Beckton, IPH, Icahn Partners Holding, Icahn Onshore and Icahn Offshore is White Plains Plaza, 445 Hamilton Avenue - Suite 1210, White Plains, NY 10601. The address of Icahn Master, Icahn Master II and Icahn Master III is c/o Walkers SPV Limited, P.O. Box 908GT, 87 Mary Street, George Town, Grand Cayman, Cayman
Islands. The address of Mr. Icahn's, Mr. Intrieri's, Mr. Meister's, Mr. Schechter's and Mr. Sris' business address is c/o Icahn Associates Corp., 767 Fifth Avenue, 47th Floor, New York, NY 10153.

     Icahn Partners, Icahn Master, Icahn Master II, Icahn Master III and High River (collectively, the "Icahn Parties") are entities controlled by Carl C. Icahn. Messrs. Meister, Intrieri, Schechter and Sris are employees and/or officers and directors of the Icahn Parties and various other entities controlled by Mr. Icahn who may also participate in soliciting proxies from BEA stockholders. Messrs. Intrieri, Meister, Schechter and Sris do not own beneficially any interest in securities of BEA, and will not receive any special compensation in connection with such solicitation. In connection with their employment by Mr. Icahn and his affiliated companies, Messrs. Meister, Intrieri and Schechter, among other employees, each has a participatory interest in the profits and fees derived by Mr. Icahn and/or his affiliated entities from Icahn Partners, Icahn Master, Icahn Master II and Icahn Master III (collectively, the "Funds"). Because only a portion of such profit interests are distributed and because of their other investments in the Funds, each of Mr. Meister, Mr. Intrieri and Mr. Schechter also has capital accounts in the Funds. In the aggregate: (i) Mr. Meister's profit interests and capital accounts in the Funds entitle him to less than 2% of the profits generated by the Funds; (ii) Mr. Intrieri's profit interests and capital accounts in the Funds entitle him to less than 2% of the profits generated by the Funds; and (ii) Mr. Schechter's profit interests and capital accounts in the Funds entitle him to less than 1% of the profits generated by the Funds.

     Barberry, is the sole member of Hopper, which is the general partner of High River. Beckton is the sole stockholder of API, which is the general partner of AREH. AREH is the sole member of IPH GP, which is the general partner of Icahn Partners Holding. Icahn Partners Holding is the general partner of each of Icahn Onshore and Icahn. Icahn Onshore is the general partner of Icahn Partners. Icahn Offshore is the general partner of each of Icahn Master, Icahn Master II and Icahn Master III. Each of Barberry and Beckton is 100 percent owned by Carl
C. Icahn. As such, Mr. Icahn is in a position indirectly to determine the investment and voting decisions made by each of the Icahn Parties.

     As of 5:00 p.m. Eastern Standard Time on September 13, 2007, the Icahn Parties may be deemed to beneficially own, in the aggregate, 33,426,069 shares(1) of common stock, par value $.001, issued by BEA Systems, Inc. (the "Shares"), representing approximately 8.53%(2) of the Corporation's outstanding Shares (based upon the 392,002,200 Shares stated to be outstanding as of May 31, 2006 by the Corporation in the Corporation's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on June 9, 2006).

     High River has sole voting power and sole dispositive power with regard to 6,685,211 Shares (including Shares underlying call options). Each of Hopper, Barberry and Carl C. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Master has sole voting power and sole dispositive power with regard to 11,994,550 Shares (including Shares underlying call options). Each of Icahn Offshore, Icahn Partners Holding, IPH, AREH, API, Beckton and Carl C. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Master II has sole voting power and sole dispositive power with regard to 3,958,660 Shares (including Shares underlying call options). Each of Icahn Offshore, Icahn Partners Holding, IPH, AREH, API, Beckton and Carl C. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Master III has sole voting power and sole dispositive power with regard to 1,496,925 Shares (including Shares underlying call options). Each of Icahn Offshore, Icahn Partners Holding, IPH, AREH, API, Beckton and Carl C. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Partners has sole voting power and sole dispositive power with regard to 9,290,723 Shares (including Shares underlying call options). Each of Icahn Onshore, Icahn Partners Holding, IPH, AREH, API, Beckton and Carl C. Icahn has shared voting power and shared dispositive power with regard to such Shares.

     The Icahn Parties have entered into a number of derivative agreements, commonly known as Total Return Swaps, with counterparties, which agreements provide that the profit to the Icahn Parties shall be based upon the increase in value of the Shares and the loss to the Icahn Parties shall be based upon the decrease in the value of the Shares, during the period from inception of the applicable agreement to its termination. The agreements provide that they settle in cash. In addition to the Shares which they beneficially own as described above, the Icahn Parties currently have long economic exposure to an aggregate of 6,757,939 Shares through such agreements. These agreements do not give the Icahn Parties direct or indirect voting, investment or dispositive control over the Shares to which these agreements relate and, accordingly, the Icahn Parties disclaim any beneficial ownership in the Shares to which these agreements relate.

     Each of Hopper, Barberry and Mr. Icahn, by virtue of their relationships to High River are deemed to beneficially own (as that term is defined in Rule 13d-3 under the Act) the Shares which High River directly beneficially owns. Each of Hopper, Barberry and Mr. Icahn disclaims beneficial ownership of such Shares for all other purposes. Each of Icahn Offshore, Icahn Partners Holding, IPH, AREH, API, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Master are deemed to beneficially own (as that term is defined in Rule 13d-3 under the Act) the Shares which Icahn Master directly beneficially owns. Each of Icahn
Offshore, Icahn Partners Holding, IPH, AREH, API, Beckton and Mr. Icahn disclaims beneficial ownership of such Shares for all other purposes. Each of Icahn Offshore, Icahn Partners Holding, IPH, AREH, API, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Master II are deemed to beneficially own (as that term is defined in Rule 13d-3 under the Act) the Shares which Icahn Master II directly beneficially owns. Each of Icahn Offshore, Icahn Partners Holding, IPH, AREH, API, Beckton and Mr. Icahn disclaims beneficial ownership of such Shares for all other purposes. Each of Icahn Offshore, Icahn Partners Holding, IPH, AREH, API, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Master III are deemed to beneficially own (as that term is defined in Rule 13d-3 under the Act) the Shares which Icahn Master III directly beneficially owns. Each of Icahn Offshore, Icahn Partners Holding, IPH, AREH, API, Beckton and Mr. Icahn disclaims beneficial ownership of such Shares for all other purposes. Each of Icahn Onshore, Icahn Partners Holding, IPH, AREH, API, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Partners are deemed to beneficially own (as that term is defined in Rule 13d-3 under the Act) the Shares which Icahn Partners directly beneficially owns. Each of Icahn Onshore, Icahn Partners Holding, IPH, API, AREH, Beckton and Mr. Icahn disclaims beneficial ownership of such Shares for all other purposes.

___________________________
(1) Please note this amount of Shares includes 16,153,199 Shares underlying certain call options; Icahn Parties, however, have not entered into any agreement, understanding or arrangement with respect to exercising any voting power with regard to such Shares or directing disposition of any such Shares and will be able to exercise such voting power, if at all, only after the exercise, if it takes place, of these call options. Such call options (the "Call Options") are American call options purchased by the Icahn Parties, have $7.50 strike price and expiration date December 12, 2009. Please also note the Icahn Parties also sold certain put options for 16,153,199 Shares. Such put options are European put options, have $7.50 strike price and expiration date December 12, 2009, and provide for cash settlement only.

(2) Please note this percentage of ownership takes into account 16,153,199 Shares underlying the Call Options.